LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
                               260 Franklin Street
                              Boston, MA 02110-3173
                                 (617) 748-6800

                            Facsimile: (617) 439-0341







                                  April 1, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:   Unitil Corporation, et al.  (File No. 70-10204)

Ladies and Gentlemen:

          This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the Application-Declaration on Form U-1 (File No. 70-10204) (the "Application-Declaration") of Unitil Corporation (the "Company" or "Unitil"), a New Hampshire corporation and a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"). In the Application-Declaration the Company requested authorization and approval under Sections 6(a) and 7 of the Act with respect to the issuance of up to 177,500 shares of common stock, no par value ("Common Stock"), of the Company under the Unitil Corporation 2003 Restricted Stock Plan (the "Plan").

          In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the Application-Declaration, the Plan, such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company, and such other exhibits, documents, agreements, instruments, and other materials as we considered necessary or advisable in order to render the opinions set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates, exhibits, documents, agreements, instruments, and other materials. In addition, we have examined such questions of law as we considered necessary or appropriate for the purpose of rendering this opinion.


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Securities and Exchange Commission
April 1, 2004
Page 2


          Based on the foregoing, and subject to the final paragraph hereof, we are of the opinion that when the Commission has taken the action requested by the Application-Declaration:

          (1) All state laws applicable to the transactions described in the Application-Declaration will have been complied with.

          (2) The Company is validly organized and duly existing under the laws of the State of New Hampshire.

          (3) The shares of Common Stock to be issued in accordance with the Application-Declaration will be validly issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Company's Articles of Incorporation, as amended.

          (4) The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company.

          The opinions expressed above are subject to the following assumptions or conditions:

          a. The Commission shall have duly entered an appropriate order or orders granting and permitting the Application-Declaration to be effective with respect to the Common Stock issuances under the Plan described therein.

          b. The Company shall be in compliance with the terms of the order issued by the Commission with respect to the Application-Declaration.

          c. The Company will file with the Commission a Registration Statement on Form S-8 to register the shares of Common Stock to be issued under the Plan under the Securities Act of 1933, as amended.

          d. The shares of Common Stock will be issued in accordance with the terms of the Plan.

          e. No act or event other than as described herein shall have occurred subsequent to the date hereof, which would change the opinions expressed above.


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Securities and Exchange Commission
April 1, 2004
Page 3


          This opinion is intended solely for the use of the Commission and may not be relied upon by any other person or used for any other purpose. We are not, in this opinion, opining on laws other than the federal laws of the United States and the New Hampshire Business Corporation Act and Title XXXIV (Public Utilities) of the New Hampshire Revised Statutes. We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.



                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.